CONSENT

I hereby consent to the inclusion and reference of my name in the Current Report on Form 8-K dated November 25, 2014 to be filed by Cell MedX Corp. with the United States Securities and Exchange Commission.

Dated the 2nd day of December, 2014.

/s/ John Sanderson
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Dr. John Sanderson, MD